SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 3, 2004	Commission file number:
(Date of earliest event reported)	000-29313

MOBILE REACH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	20-0121007 (I.R.S. Employer Identification No.)

8000 Regency Parkway, Suite 660
Cary, North Carolina 27511
(Address of principal executive offices)
(Zip code)

(919) 469-6997
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated February 3, 2004 of Mobile Reach International, Inc. (the “Company”), announcing its preliminary revenues for the second quarter ended January 31, 2004.

Item 12. Results of Operations and Financial Condition.

     On February 3, 2004, the Company issued a press release announcing its preliminary revenues for the second quarter ended January 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

     The information furnished in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Mobile Reach International, Inc.

	By:	/s/ MICHAEL J. HEWITT

Michael J. Hewitt
President and Chief Executive Officer

Date: February 10th, 2004